As filed with the Securities and Exchange Commission on October 2, 2006
Investment Company Act File No. 811-10179

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 6 (Check appropriate box or boxes.)	|X|

MASTER BASIC VALUE TRUST (Exact Name Of Registrant As Specified In Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536 (Address Of Principal Executive Offices)

(609) 282-2800 (Registrant’s Telephone Number, Including Area Code) Robert C. Doll, Jr. Master Basic Value Trust
P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name And Address Of Agent For Service)
Copies to:

Counsel for the Trust:

Sidley Austin LLP 787 Seventh Avenue New York, New York 10019-6018 Attn: Thomas R. Smith, Jr., Esq.	BlackRock Advisors, LLC 100 Bellevue Parkway Wilmington, Delaware 19809

EXPLANATORY NOTE

        This Registration Statement has been filed by Master Basic Value Trust (the “Registrant” or “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

        This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Trust’s Part B is incorporated by reference into the Trust’s Part A and the Trust’s Part A is incorporated by reference into the Trust’s Part B.

        Master Basic Value Trust (the “Trust”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 36 of the Registration Statement on Form N-1A (Securities Act File No. 2-58521 and Investment Company Act File No. 811-2739) of BlackRock Basic Value Fund, Inc., (the “BlackRock Basic Value Fund”), as filed with the Securities Exchange Commission (the “Commission”) on September 27, 2006, and as amended from time to time (the “BlackRock Basic Value Fund Registration Statement”) and (b) Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (Securities Act File No. 333-38060 and Investment Company Act File No. 811-09957) of BlackRock Basic Value Fund II, Inc., (the “BlackRock Basic Value Fund II”), as filed with the Securities Exchange Commission (the “Commission”) on September 27, 2006, and as amended from time to time (the “BlackRock Basic Value Fund II Registration Statement”) (collectively, the “BlackRock Registration Statements”). Part A of the BlackRock Basic Value Fund Registration Statement includes the prospectus of the BlackRock Basic Value Fund. Part A of the BlackRock Basic Value Fund II Registration Statement includes the prospectus of the BlackRock Basic Value Fund II.

        To date, the Funds invest all of their respective assets in beneficial interests in the Trust. The Funds are the only funds that currently invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

PART A
October 2, 2006
Master Basic Value Trust

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objective, Principal Investment Strategies and Related Risks.

       (a) Investment Objectives.

        The Trust’s investment objective is to seek capital appreciation and, secondarily, income.

       (b) Implementation of Investment Objectives.

       Outlined below are the main strategies the Trust uses in seeking to achieve its investment objective.

        The Trust tries to achieve its investment objective by investing in securities, primarily equity securities, that Trust management believes are undervalued and therefore represent basic investment value.

        The Trust places particular emphasis on companies with below average price/earnings ratios that may pay above average dividends. The Trust purchases primarily common stock of U.S. companies in trying to meet its objectives. The Trust management may also determine a company is undervalued if its stock price is down because of temporary factors from which the Trust management believes the company will recover. The Trust focuses its investments on companies with a market capitalization over $5 billion.

        Trust management believes that favorable changes in market prices are more likely to occur when:

•	Stocks are out of favor
•	Company earnings are depressed
•	Price/earnings ratios are relatively low
•	Investment expectations are limited
•	There is no general interest in a security or industry

        On the other hand, Trust management believes that negative developments are more likely to occur when:

•	Investment expectations are generally high
•	Stock prices are advancing or have advanced rapidly
•	Price/earnings ratios have been inflated
•	An industry or security continues to become popular among investors

A-2

        Trust management believes that stocks with relatively high price/earnings ratios are more vulnerable to price declines from unexpected adverse developments. At the same time, stocks with relatively low price/earnings ratios are more likely to benefit from favorable but generally unanticipated events. Thus, the Trust may invest a large part of its net assets in stocks that have weak research ratings.

        The Trust may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Trust determines that the issuer no longer meets the criteria Trust management has established for the purchase of such securities or if Trust management thinks there is a more attractive investment opportunity in the same category.

       Other Strategies. In addition to the main strategies discussed above, the Trust may use certain other investment strategies.

        The Trust may invest up to 25% of its total assets in the securities of foreign companies. The Trust concentrates its foreign exposure on established companies in developed countries. Although the Trust may invest in emerging markets or underdeveloped countries from time to time, the Trust does not speculate on such markets or countries.

        The Trust will normally invest a portion of its assets in short-term debt securities, such as commercial paper. As a temporary measure for defensive purposes, the Trust may invest in these securities without limitation. The Trust may also increase its investment in these securities when Trust management is unable to find enough attractive long term investments to reduce exposure to equity securities when Trust management believes it is advisable to do so, or to meet redemptions. Investments in these short-term debt securities typically can be sold easily and have limited risk of loss but may limit the Trust’s ability to achieve its investment objective.

        The Trust may lend its portfolio securities, and may invest its uninvested cash balances in affiliated money market funds.

        The Trust may use derivatives to hedge its portfolio against market and currency risks or to gain exposure to equity markets. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index such as the S&P 500 Index. The derivatives that the Trust may use include indexed and inverse securities, options on portfolio positions or currencies, financial and currency futures, options on such futures, forward foreign currency transactions and swaps.

       (c) Risks

        Set forth below is a summary discussion of the general risks of investing in a Portfolio. As with any fund, there can be no guarantee that a Portfolio will meet its objective, or that a Portfolio’s performance will be positive over any period of time. Investors may lose money investing in a Portfolio.

        Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Trust invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Trust management selects will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies.

        Value Investing Style Risk — The Trust follows an investing style that favors value investments. Historically, value investments have performed best during periods of economic recovery. Therefore, the value investing style may over time go in and out of favor. At times when the value investing style is out of favor, the Trust may underperform other equity funds that use different investing styles.

A-3

       The Trust may also be subject to certain other risks associated with its investments and investment strategies, including:

        Foreign Securities Risk — The Trust may invest in issuers located in countries other than the United States. This may expose the Trust to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates
•	The costs of non-U.S. securities transactions are often higher than those of U.S. transactions
•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States
•	Foreign holdings may be adversely affected by foreign governmental action
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings
•	The economies of certain countries may compare unfavorably with the U.S. economy
•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

        Borrowing and Leverage Risk — The Trust may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Trust shares and in the return on the Trust’s portfolio. Borrowing will cost the Trust interest expense and other fees. The costs of borrowing may reduce the Trust’s return. Certain derivative securities that the Trust may buy or other techniques that the Trust may use may create leverage, including, but not limited to, when-issued securities, forward commitments and futures contracts and options.

        Securities Lending — The Trust may lend securities with a value up to 33?% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Trust.

A-4

        Derivatives — The Trust may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

        The Trust may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Trust uses a derivative to offset the risks associated with other Trust holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Trust or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Trust’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

        Because the Trust may use derivatives to seek to enhance returns, its investments will expose the Trust to the risks outlined above to a greater extent than if the Trust used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

        Indexed and Inverse Securities — The Trust may invest in securities whose potential returns are directly related to changes in an underlying index, known as indexed securities. The return on indexed securities will rise when the underlying index rises and fall when the index falls. The Trust may also invest in securities whose return is inversely related to changes in an index (“inverse securities”). In general, the return on inverse securities will decrease when the underlying index goes up and increase when that index goes down. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

        Illiquid Securities — The Trust may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Trust buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

        Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

A-5

        Restricted securities may be illiquid. The Trust may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Trust may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Trust management receives material nonpublic information about the issuer, the Trust may as a result be unable to sell the securities.

        Convertible Securities — Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

        Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

        Standby Commitment Agreements — Standby commitment agreements commit the Trust, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Trust at the option of the issuer. Standby commitment agreements involve the risk that the security the Trust buys will lose value prior to its delivery to the Trust and will no longer be worth what the Trust has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Trust loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

        When Issued and Delayed Delivery Securities and Forward Commitments — The Trust may purchase or sell securities that it is entitled to receive on a when issued basis. The Trust may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security the Trust buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Trust loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

       (d) Portfolio Holdings.

        For a discussion of the Trust’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Trust’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 12 business days after the end of the month to which the information applies.

A-6

Item 5. Management, Organization and Capital Structure.

        (a)(1) Investment Adviser

        BlackRock Advisors, LLC, the Trust’s Investment Adviser, manages the Trust’s investments and its business operations subject to the oversight of the Board of Trustees of the Trust. The Investment Advisor is a wholly owned subsidiary of BlackRock, Inc. (“BlackRock”). On September 29, 2006, BlackRock consummated a transaction with Merrill Lynch & Co., Inc. (“ML & Co.”) whereby ML & Co.’s investment management business combined with that of BlackRock to create a new independent company that is one of the world’s largest asset management firms with over $1 trillion in assets under management. The combined company offers a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. The new company has over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe.

        The Trust pays the Investment Adviser a fee at the annual rate of 0.60% of the average daily net assets for the first $100 million; 0.50% of the average daily net assets from $100 million to $200 million; and 0.40% of the average daily net assets above $200 million.

        The Investment Adviser has a sub-advisory agreement with BlackRock Investment Management LLC (“BIM”) (the “Sub-Adviser”), an affiliate, under which the Investment Adviser pays a fee for services it receives. The Sub-Adviser has the responsibility for making all investment decisions for the Trust. The Investment Adviser pays the Sub-Adviser a fee for its services equal to 74% of the advisory fee that the Investment Adviser receives from the Trust.

        Prior to September 29, 2006, Fund Asset Management, L.P. (“FAM”), an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc., acted as the Trust’s Investment Adviser and was compensated at the same advisory fee rates indicated above. For the fiscal year ended June 30, 2006, FAM received a fee at the annual rate of 0.40% of the Trust’s average daily net assets.

        A discussion of the basis for the Board of Trustees’ approval of the Investment Advisory Agreement with BlackRock Advisors LLC is included in the annual shareholder reports of BlackRock Basic Value Fund and BlackRock Basic Value Fund II for the fiscal year ended June 30, 2006. A discussion of the Sub-Advisory Agreements will be included in the BlackRock Basic Value Fund and BlackRock Basic Value Fund II semi-annual shareholder reports for the fiscal period ended December 31, 2006.

Conflicts of Interest

        The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its interest holders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Trust. The Investment Adviser and its affiliates (including, for these purposes, the Investment Adviser, ML & Co., BlackRock, PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)), are involved with a broad spectrum of financial services and asset management activities, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Trust and may result in an Affiliate having positions that are adverse to those of the Trust. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, an Affiliate may compete with the Trust for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Trust also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. The Trust may also make brokerage and other payments to an Affiliate in connection with the Trust’s portfolio investment transactions.

        Under a securities lending program approved by the Trust’s Board of Trustees, the Trust has retained an Affiliate of the Investment Adviser to serve as the securities lending agent for the Trust to the extent that the Trust engages in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Trust may lend its portfolio securities under the securities lending program.

        The activities of the Investment Adviser and its Affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its interest holders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

A-7

       (a)(2) Portfolio Manager(s).

        Kevin Rendino and Robert Martorelli are the co-portfolio managers of the Trust, and are jointly and primarily responsible for the day-to-day management of the Trust’s portfolio and the selection of its investments. Mr. Rendino is a Vice President of the Trust and has been a Managing Director of and portfolio manager with BlackRock, Inc. since 2006. He was a Managing Director of Merrill Lynch Investment Managers (“MLIM”) from 1997 to 2006. Mr. Martorelli is a Vice President of the Trust and has been a Managing Director of and portfolio manager with BlackRock, Inc. since 2006. He was a Managing Director of MLIM from 1997 to 2006. Both Mr. Rendino and Mr. Martorelli have been portfolio managers with the Investment Adviser or MLIM for more than five years.

        For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Fund shares, please see the Statement of Additional Information.

       (b) Capital Stock.

        Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

        Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Trust. A Feeder Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust.

        Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 6 herein.

A-8

Item 6. Shareholder Information.

       (a) Pricing of Beneficial Interests in the Trust

        The net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Foreign securities owned by the Trust may trade on weekends or other days when the Trust does not price its interests. As a result, the Trust’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Trust. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily.

        The Trust may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Trust’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, market volatility or other occurrences or events that affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the market prices for such securities determined prior to the close of the NYSE. If market quotations are not readily available or, in the Investment Adviser’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded and prior to the time at which the Trust’s net asset value is determined, that security will be valued by another method that the Board of Trustees believes more accurately reflects the fair value.

        The Board has adopted valuation procedures for the Trust and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that affect the Trust’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Trust. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

        If, after the close of the principal market on which a security held by the Trust is traded and before the time as of which the Trust’s net asset value is calculated that day, a significant event occurs that the Investment Adviser determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Investment Adviser will use its best judgment to determine a fair value for that security. The Investment Adviser believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the Trust may use adjusted foreign securities prices provided by an independent pricing service approved by the Board of Trustees to take such volatility into account.

A-9

        The Trust’s use of fair value pricing is designed to ensure that the Trust’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Trust on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

        Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE or the next determination of the aggregate net asset value of the Trust.

       (b) Purchase of Beneficial Interests in the Trust.

        Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

        There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the Trust.

        The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

       (c) Redemption of Beneficial Interests in the Trust.

        A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

       (d) Dividends and Distributions

        Not applicable.

A-10

       (e) Frequent Purchase and Redemption of Trust Interests.

The Trust does not offer its beneficial interests for sale to the general public, nor does it offer an exchange privilege. The Trust is not, therefore, directly subject to the risks of short-term trading and the Board of Trustees has not adopted procedures designed to prevent such trading. However, the Trust may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account — How to Buy, Sell, Transfer and Exchange Shares — Short Term Trading” in Part A of the BlackRock Registration Statements for more information.

       (f) Tax Consequences.

        The Trust intends to operate as a partnership for Federal income tax purposes. Accordingly, the Trust will not be subject to any Federal income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 7. Distribution Arrangements.

       (a) Sales Loads.

        Not applicable.

       (b) 12b-1 Fees.

        Not applicable.

       (c) Multiple Class and Master Feeder Funds.

        The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

        The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

        A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

        The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder’ structure, please see Part A of the BlackRock Registration Statements under “Master/Feeder Structure.”

A-11

PART B
October 2, 2006
Master Basic Value Trust

Item 9. Cover Page and Table of Contents.

        This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Basic Value Trust (the “Trust”), dated October 2, 2006, as it may be revised from time to time (the “Trust’s Part A”). The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

        As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 36 of the Registration Statement on Form N-1A (Securities Act File No. 2-58521 and Investment Company Act File No. 811-2739) of BlackRock Basic Value Fund, Inc. (the “BlackRock Basic Value Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2006 and as amended from time to time (the “BlackRock Basic Value Fund Registration Statement”) and (b) Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (Securities Act File No. 333-38060 and Investment Company Act File No. 811-09957) of BlackRock Basic Value Fund II, Inc. (the “BlackRock Basic Value Fund II”), as filed with the Commission on September 27, 2006 and as amended from time to time (the “BlackRock Basic Value Fund II Registration Statement”) (collectively, the “BlackRock Registration Statements”). Part A of the BlackRock Basic Value Fund Registration Statement includes the prospectus of the BlackRock Basic Value Fund. Part B of the BlackRock Basic Value Fund Registration Statement includes the statement of additional information of the BlackRock Basic Value Fund. Part A of the BlackRock Basic Value Fund II Registration Statement includes the prospectus of the BlackRock Basic Value Fund II. Part B of the BlackRock Basic Value Fund II Registration Statement includes the statement of additional information of the BlackRock Basic Value Fund II.

        The Trust is part of a “master/feeder” structure. The Feeder Funds invest all of their assets in beneficial interests in the Trust. The Feeder Funds are currently the only feeder funds that invest in the Trust.

B-1

Item 10. Trust History.

        The Trust is an open-end investment company that was organized on May 2, 2000 as a statutory trust under the laws of the State of Delaware.

Item 11. Description of the Trust and Its Investments and Risks.

        The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

        Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statements and the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statements.

        Information on the Trust’s policies and procedures with respect to the selective disclosure of the Trust’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statements.

Item 12. Management of the Trust.

       (a) Management Information.

        The Trustees of the Trust consists of five individuals, four of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The same individuals serve as Directors of the Funds. The Trustees are responsible for the oversight of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

B-2

        Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser or its affiliates (“BlackRock-advised funds”) and any public directorships.

Name, Address(a) and Age of Trustee	Position(s) Held with the Trust	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Donald W. Burton (62)	Trustee	Trustee since 2002	General Partner of The Burton Partnership, Limited Partnership (an investment partnership) since 1979; Managing General Partner of The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration since 2001.	21 registered investment companies consisting of 38 portfolios	Knology, Inc. (telecommunications); and Symbion, Inc. (healthcare).

John Francis O’Brien(63)	Trustee	Trustee since 2005	President and Chief Executive Officer of Allmerica Financial Corporation (financial services holding company) from 1995 to 2002 and Director from 1995 to 2003; President of Allmerica Investment Management Co., Inc. (investment adviser) from 1989 to 2002, Director from 1989 to 2002 and Chairman of the Board from 1989 to 1990; President, Chief Executive Officer and Director of First Allmerica Financial Life Insurance Company from 1989 to 2002 and Director of various other Allmerica Financial companies until 2002; Director from 1989 to 2006, Member of the Governance Nominating Committee from 2004 to 2006, Member of the Compensation Committee from 1989 to 2006 and Member of the Audit Committee from 1990 to 2004 of ABIOMED; Director, Member of the Governance and Nomination Committee and Member of the Audit Committee of Cabot Corporation since 1990; Director and Member of the Audit Committee and Compensation Committee of LKQ Corporation since 2003; Lead Director of TJX Companies, Inc. since 1999; Trustee of the Woods Hole Oceanographic Institute since 2003.	21 registered investment companies consisting of 38 portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)

David H. Walsh (64)	Trustee	Trustee since 2003	Consultant with Putnam Investments from 1993 to 2003, and employed in various capacities therewith from 1973 to 1992; Director, Massachusetts Audubon Society from 1990 to 1997; Director, The National Audubon Society from 1998 to 2005; Director, The American Museum of Fly Fishing since 1997.	21 registered investment companies consisting of 38 portfolios	None

Fred G. Weiss (65)(c)	Trustee	Trustee since 2000	Managing Director of FGW Associates since 1997; Vice President, Planning, Investment and Development of Warner Lambert Co. from 1979 to 1997; Director of the Michael J. Fox Foundation for Parkinson’s Research since 2000; Director of BTG International Plc (a global technology commercialization company) since 2001.	21 registered investment companies consisting of 38 portfolios	Watson Pharmaceutical Inc. (pharmaceutical company).

(a)	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
(b)	Each Trustee serves until his or her successor is elected and qualified, or until his or her death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute, or until December 31 of the year in which he or she turns 72.
(c)	Chairman of the Board of Trustees and the Audit Committee.

B-3

        Certain biographical and other information relating to the Trustee who is an officer and “interested person” of the Trust as defined in the Investment Company Act (the “interested director) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address(a) and Age	Position(s) Held with the Trust	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr. (52)(c)	President and Trustee	Trustee(d) and President since 2005	Vice Chairman and Director of BlackRock®, and Global Chief Investment Officer for Equities, Chairman of the BlackRock Private Client Operating Committee, and member of the BlackRock Executive Committee since 2006; President of the Funds advised by Merrill Lynch Investment Managers (“MLIM”) and its affiliates (“MLIM/FAM-advised Funds”) from 2005 to 2006 and Chief Investment Officer thereof from 2001 to 2006; President of MLIM and Fund Asset Management, L.P. (“FAM”) from 2001 to 2006; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) since 2001; President of Princeton Administrators, L.P. (“Princeton Administrators”) from 2001 to 2006; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	129 registered investment companies consisting of 174 portfolios	None

Donald C. Burke (46)	Vice President and Treasurer	Vice President and Treasurer since 2000	Managing Director of BlackRock® since 2006; Managing Director of MLIM and FAM from 2005 to 2006 and Treasurer thereof from 1999 to 2006; First Vice President of MLIM and FAM from 1997 to 2005; Senior Vice President and Treasurer of Princeton Services from 1999 to 2006 and Director from 2004 to 2006; Vice President of FAM Distributors, Inc. (“FAMD”) from 1999 to 2006 and Director from 2004 to 2006; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001; Vice President, Treasurer and Secretary of the IQ Funds from 2004 to 2006.	137 registered investment companies consisting of 182 portfolios	None

Robert J. Martorelli (49)	Vice President	Vice President since 2002	Managing Director of BlackRock® since 2006; Managing Director of MLIM from 2000 to 2006; First Vice President of MLIM from 1997 to 2000.	7 registered investment companies consisting of 5 portfolios	None

Kevin M. Rendino (40)	Vice President and Portfolio Manager	Vice President since 2001	Managing Director of BlackRock® since 2006; Managing Director of MLIM from 2000 to 2006; First Vice President of MLIM from 1998 to 2000; Vice President of MLIM from 1997 to 1998.	7 registered investment companies consisting of 5 portfolios	None

Jeffrey Hiller (55)	Fund Chief Compliance Officer	Fund Chief Compliance Officer since 2004	Managing Director of BlackRock® and Fund Chief Compliance Officer since 2006; Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) from 2004 to 2006; Chief Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Securities and Exchange Commission’s Division of Enforcement in Washington, D.C. from 1990 to 1995.	137 registered investment companies consisting of 182 portfolios	None

Alice A. Pellegrino (46)	Fund Secretary	Fund Secretary since 2004	Director of BlackRock® since 2006; Director (Legal Advisory) of MLIM from 2002 to 2006; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM from 1997 to 2006; Secretary of MLIM, FAM, FAMD and Princeton Services from 2004 to 2006.	129 registered companies consisting of 174 portfolios	None

(a)	The address of each Trustee and officer listed above is P.O. Box 9011, Princeton, New Jersey 08543-9011.
(b)	Each officer is elected by and serves at the pleasure of the Board of Trustees of the Fund.
(c)	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Fund based on his current and former positions with BlackRock, Inc., and its affiliates.
(d)	As a Trustee, Mr. Doll serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s By-laws or charter or by statute.

B-4

       (b) Board of Trustees.

        Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation, retention and oversight of the Trust’s independent registered public accounting firm, including the resolution of disagreements regarding financial reporting between Trust management and such independent registered public accounting firm. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to the Trust; (ii) review with the independent registered public accounting firm any audit problems or difficulties encountered during or related to the conduct of the audit; (iii) ensure that the independent registered public accounting firm submits on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the Trust’s independent registered public accounting firm; and (iv) consider information and comments of the independent registered public accounting firm with respect to the Trust’s accounting and financial reporting policies, procedures and internal control over financial reporting and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended June 30, 2006.

        Each non-interested Trustee is also a member of the Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Trust shareholders as it deems appropriate. Trust shareholders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee did not meet during the fiscal year ended June 30, 2006.

        Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all BlackRock-advised funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2005 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Trust*	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Trustee:
Robert C. Doll, Jr	N/A	Over $100,000
Non-Interested Trustees:
Donald W. Burton	N/A	None
John Francis O’Brien	N/A	None
David H. Walsh	N/A	Over $100,000
Fred G. Weiss	N/A	Over $100,000

*	The Trust does not sell interests to the public.

        As of the date of this Part B, the Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the outstanding interests of the Portfolios. As of June 30, 2006, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities of affiliates of the Investment Adviser.

B-5

       (c) Compensation

        The Trust and each Feeder Fund pay each non-interested Director/Trustee a combined fee for service on the Board and the Audit Committee of $10,000 per year plus $1,000 per in-person Board meeting attended and $1,000 per in-person Audit Committee meeting attended. The Chairman of the Audit Committee receives an additional fee of $2,000 per year. Each non-interested Director/Trustee also receives an aggregate fee of $3,000 for each special in-person meeting attended, which is allocated equally among all the applicable BlackRock-advised funds overseen by the Director/Trustee. The Feeder Fund/Trust reimburses each non-interested Director/Trustee for his or her out-of-pocket expenses relating to attendance at Board, Audit Committee and any Nominating Committee meetings.

        The following table sets forth the compensation earned by the non-interested Directors/Trustees for the fiscal year ended June 30, 2006 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2005.

Name	Compensation from the Fund/Trust	Pension or Retirement Benefits Accrued as Part of Fund/Trust Expenses	Aggregate Compensation from the Fund/Trust and Other BlackRock- advised Funds (a)
Donald W. Burton	$18,300	None	$200,500
Laurie Simon Hodrick(b)	$14,633	None	$200,500
John Francis O’Brien	$18,600	None	$206,083
David H. Walsh	$18,300	None	$200,500
Fred G. Weiss(c)	$20,600	None	$230,000

(a)	For the number of BlackRock-advised funds from which each Trustee receives compensation, see the chart beginning on p. I-6.
(b)	Ms. Hodrick resigned as a Trustee of the Trust and as a director or trustee of certain other BlackRock-advised funds effective May 1, 2006.
(c)	Chairman of the Board of Trustees and the Audit Committee.

       (d) Sales Loads.

        Not Applicable

       (e) Code of Ethics.

        The Trust, the Feeder Funds, the Investment Adviser, the Sub-Advisers, FAMD and BlackRock Distributors, Inc. each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

       (f) Proxy Voting Policies.

        Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statements.

B-6

Item 13. Control Persons and Principal Holders of Securities.

        The following table sets forth control persons and principal holders of beneficial interests of the Portfolios as of the date of this Registration Statement.

Name of Fund	Name and Address of Control Person	Percentage of Ownership of the Trust(a)
BlackRock Basic Value Fund	BlackRock Basic Value Fund, Inc., P.O. Box 9011, Princeton, NJ 08543-9011	99.95%(b)

BlackRock Basic Value Fund II	BlackRock Basic Value Fund II, Inc., P.O. Box 9011, Princeton, NJ 08543-9011	0.05%(b)

(a)	Reflects either direct ownership of the Trust, or indirect ownership through one of a Feeder Fund’s beneficial owners.
(b)	Ownership of beneficial interest of the Trust is direct.

        All holders of beneficial interests are entitled to vote in proportion to the amount of their interests in the Trust. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate beneficial interests in the Trust would be able to elect all the Trustees.

Item 14. Investment Advisory and Other Services.

        The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A.

        Information relating to the investment management and other services provided to the Trust or on behalf of the Trust is incorporated herein by reference from Part A of the BlackRock Registration Statements and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statements. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statements under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statements
Item 14(a)	Part I: Management and Advisory Arrangements(a) Part II: Management and Other Service Arrangements(b)

Item 14(c)	Part I: Management and Advisory Arrangements(a) Part II: Management and Other Service Arrangements(b)

Item 14(d)	Part I: Management and Advisory Arrangements(a)

Item 14(e)	Not Applicable

Item 14(f)	Not Applicable

Item 14(g)	Not Applicable

Item 14(h)	Part A — Back Cover Part II: Management and Other Service Arrangements(b)

(a)	Excluding the subsection entitled “Transfer Agency Services.”
(b)	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

        BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania, 19406 and FAM Distributors, Inc. (“FAMD”), 800 Scudders Mill Road, Plainsboro, New Jersey 08536, each an affiliate of the Investment Adviser, act as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BlackRock Distributors, Inc. receives no compensation for acting as placement agent for the Trust.

B-7

Item 15. Portfolio Manager(s).

        The Trust is managed by Kevin Rendino and Robert J. Martorelli, who are jointly and primarily responsible for the day-to-day management of the Trust’s portfolio and are jointly and equally responsible for the selection of its investments. Information about each portfolio manager’s compensation, other accounts he manages and his ownership of BlackRock Basic Value Fund or BlackRock Basic Value Fund II shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the BlackRock Registration Statements.

Item 16. Brokerage Allocation and Other Practices.

        Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the BlackRock Registration Statements.

Item 17. Capital Stock and Other Securities.

        The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, a Feeder Fund would be entitled to share in the assets of the Trust that are available for distribution in proportion to its investment in the Trust.

        The Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust. No certificates are issued.

        Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

        The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

       (a) Purchase of Beneficial Interests in the Trust.

        The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (the “NYSE”) on each day the Exchange is open for trading based upon prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

B-8

        The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the Exchange is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business on the Exchange or the next determination of the aggregate net asset value of the Trust.

        Securities that are held by the Trust that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official closing price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the over-the-counter (“OTC”) market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

        Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

        The Trust employs pricing services to provide certain securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

        Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Trust’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Trust’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Trust’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust’s Board of Trustees.

        Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

B-9

        There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

        The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

        A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after its receipt of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

       (b) Fund Reorganizations.

        Not Applicable.

       (c) Offering Price.

        Not Applicable.

       (d) Redemptions in Kind.

        Not Applicable.

       (e) Arrangements Permitting Frequent Purchases and Redemptions of Trust Shares.

        Not Applicable.

Item 19. Taxation of the Trust.

The Trust is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of the Trust as a partnership, each investor in the Trust takes into account its share of the Trust’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Trust’s fiscal year end is June 30. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Fund. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

B-10

        Certain transactions of the Trust are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Fund. Special tax rules also will require the Trust to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Trust intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

        If the Trust purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Trust’s beneficial interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Trust, i.e. the Feeder Fund, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

        The Trust may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

        The Trust is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing feeder fund that is a RIC will be treated as owner of its proportionate shares of the Trust’s assets and income for purposes of these tests.

        The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

        Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

B-11

Item 20. Underwriters.

        The exclusive placement agents for the Trust are FAMD and BDI (the “Placement Agents”). Pursuant to the Placement Agency Agreements, the Trust agrees to pay a Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Trust and a Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Trust.

Item 21. Calculation of Performance Data.

        Not Applicable.

Item 22. Financial Statements.

        The audited financial statements of the Trust, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2006 Annual Report of each Feeder Fund. You may request a copy of the Annual Report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time Monday through Friday day.

B-12

Part C. Other Information

Item 23. Exhibits.

Exhibit Number			Description
1	(a)	—	Certificate of Trust of the Registrant. (a)
	(b)	—	Declaration of Trust of the Registrant, dated May 2, 2000. (a)
2		—	By-Laws of the Registrant, revised and effective November 23, 2004.(m)
3		—	Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant. (b)
4	(a)	—	Form of Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC.
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custodian Agreement between the Registrant and The Bank of New York. (f)
8	(a)	—	Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc. (a)
	(a)(1)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Distributors, Inc.
	(b)	—	Form of Subscription Agreement for the acquisition of interests in the Registrant. (a)
	(c)(1)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks. (c)
	(c)(2)	—	Form of Second Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (g)
	(c)(3)	—	Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (i)
	(c)(4)	—	Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (j)
	(c)(5)	—	Form of Fifth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (l)
	(c)(6)	—	Form of Sixth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(n)
	(d)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company. (d)
	(e)	—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now BlackRock Investment Management LLC), dated August 10, 2001. (h)
9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10		—	Not Applicable.
11		—	None.
12	(a)	—	Certificate of Merrill Lynch Basic Value Fund, Inc.(a)
12	(b)	—	Certificate of Mercury Basic Value Fund, Inc.(a)
13		—	None.
14		—	None.
15		—	Code of Ehtics.(e)
16		—	Power of Attorney.(k)

C-1

*	To be filed by subsequent amendment.
(a)	Previously filed as exhibits to the Registrant’s initial Registration Statement on Form N-1A on October 13, 2000.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s amended By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit (b ) to the Issuer Tender Offer Statement in Schedule TO of Merrill Lynch Servicer Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(d)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(e)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registrations Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936), filed on January 27, 2004.
(f)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of The Asset Program, Inc. (File No. 33-53887), filed on March 21, 2002.
(g)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
(h)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(i)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(j)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.
(k)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of Merrill Lynch Retirement Reserves Money Fund (File No. 811-03310), filed on February 24, 2006.
(l)	Incorporated by reference to Exhibit 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. (File No. 2-62329) filed on January 14, 2005.
(m)	Filed on October 20, 2005, as an Exhibit to Post-Effective Amendment No. 5 to the Registration Statement.
(n)	Incorporated by reference to Exhibit 8(c)(6) to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Merrill Lynch U.S. Government Fund (File No. 2-92366), filed on December 21, 2005.

Item 24. Persons Controlled by or Under Common Control with Registrant.

        The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

        Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

        Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

C-2

        Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

        The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

        (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

        (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

        (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

        (i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

        (ii) an independent legal counsel in a written opinion.

C-3

        Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

        Nothing contained in Section 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.

        As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions.

        The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

        The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of the Investment Adviser.

        See Item 5 in Part A and Item 14 in Part B of this Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of BlackRock Basic Value Fund II, Inc. (File No. 333-38060) and Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of BlackRock Basic Value Fund, Inc. (File No. 2-58521).

Item 27. Principal Underwriters.

        (a) FAMD and BDI act as the placement agents for the Registrant and as placement agent or as the principal underwriter for each of the following open-end registered investment companies including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock Basic Value Fund II, Inc., BlackRock Funds II, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Twenty Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global Growth Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Global Technology Fund, Inc., BlackRock Global Value Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., Merrill Lynch Inflation Protected Fund, BlackRock International Fund of BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, BlackRock Ready Assets Trust, BlackRock Real Investment Fund, BlackRock Retirement Series Trust, BlackRock Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., BlackRock Value Opportunities Fund, Inc., BlackRock U.S. Government Fund, BlackRock U.S. High Yield Fund, Inc., BlackRock U.S. Treasury Money Fund, BlackRock U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc. and BlackRock Mid Cap Value Opportunities Series, Inc.. FAMD and BDI also act as the principal underwriters for the following closed-end registered investment companies: BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc.

C-4

        BDI currently acts as distributor for BlackRock Funds and BlackRock Bond Allocation Target Shares.

        (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Mitch Cox	President and Director	None
Brian Hull	Director	None
John Fosina	Chief Financial Officer and Treasurer	None
Marty Byrne	Director	None
Adam Lantz	Secretary	None
Andrea Borton	Compliance Director	None

        The principal business address of each director, officer or partner of BDI is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer or employee of the Registrant.

Name	Position With BDI
Rita Adler	Chief Compliance Officer
Douglas Castagna	Controller and Assistant Treasurer
Brian Burns	Director, Chairman, CEO and President
Bruno DiStefano	Vice President
Susan Moscaritolo	Vice President
Christine Ritch	Chief Legal Officer, Assistant Secretary and Assistant Clerk
Bradley Stearns	Assistant Secretary and Assistant Clerk
Nicholas Marsini	Director
Craig Stokarski	Treasurer and Financial and Operations Principal
Steven Sunnerberg	Secretary
Michael DeNofrio	Director
John Wilson	Assistant Secretary and Assistant Clerk
Jason Greim	Assistant Vice President
Kristen Nolan	Assistant Secretary and Assistant Clerk

        (c) Not applicable.

C-5

Item 28. Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 and FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to functions as placement agent).

(c) BlackRock Advisors, L.L.C., 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d) BlackRock Investment Management LLC, 800 Scudders Mill Road, Plainsboro, New Jersey, 08536, United States of America (records relating to its functions as sub-adviser).

(e) PFPC, Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

Item 29. Management Services.

        Other than as set forth or incorporated by reference in Item 5 of the Registrant’s Part A and Item 12 and Item 14 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

        Not applicable.

C-6

SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on October 2, 2006.

MASTER BASIC VALUE TRUST (Registrant) By: /s/ Donald C. Burke (Donald C. Burke, Vice President and Treasurer)

C-7

Exhibit Index

Exhibit Number			Description
4	(a)	—	Form of Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC.
	(b)	—	Form of Investment Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.
8	(a)	—	Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.
8	(a)(1)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Distributors, Inc.